EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We have issued our reports dated March 8, 2002 accompanying the consolidated financial statements of Correctional Services Corporation and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2001, which is incorporated by reference in this Registration Statement. We hereby consent to the incorporation by reference in this Form S-8 registration statement of the aforementioned reports, and to all references to our Firm included in this registration statement.




                                                          /s/ Grant Thornton LLP


Tampa, Florida
June 6, 2002